CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 16, 2019, relating to the financial statements and financial highlights of American Funds Global Insight Fund (formerly Capital Group Global Equity Fund), which appears in such Registration Statement. We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firm" and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

December 26, 2019